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                                                                   EXHIBIT 10.67

This Instrument was prepared
and should be returned after
recording to:

Steven J. Adelkoff, Esq.
Kirkpatrick & Lockhart, LLP
1500 Oliver Building
Pittsburgh, PA 15222.


                           OPEN END LEASEHOLD MORTGAGE

                    THIS INSTRUMENTS SECURES FUTURE ADVANCES


               THIS OPEN END LEASEHOLD MORTGAGE ("MORTGAGE") is made as of February 6, 1998, between Extended Care Operators of Ravenna, LLC, a Delaware limited liability company (MORTGAGOR") and Balanced Care Corporation, a Delaware corporation ("MORTGAGEE").

                               W I T N E S S E T H

               WHEREAS, Mortgagor is the assignee of that certain Lease dated as of March 28, 1997, (the "LEASE") whereby Mortgagor leases from Capstone Capital Corporation, a Maryland corporation (the "LESSOR") the Land and Improvements; and

               WHEREAS, a memorandum of lease concerning the Lease has been filed in the Recorder's Office of Portage County, Ohio in Book Volume ___, page ___ and an Assignment, Assumption and Amendment of Lease has been filed in Book Volume _____, page ___; and

               WHEREAS, the Mortgagor and Mortgagee entered into that certain Shortfall Funding Agreement dated as of February 6, 1998 (the "SHORTFALL AGREEMENT"); and

               WHEREAS, the Mortgagor desires to execute and deliver this Mortgage to Mortgagee as additional security for the faithful and timely performance of the obligations of Mortgagor under the Shortfall Agreement and the other Transaction Documents.

               NOW, THEREFORE, in consideration of the obligations of Mortgagee under the Shortfall Agreement and as security for the Debt (as hereinafter defined) and the due and punctual payment and performance of the obligations incurred under the Shortfall Agreement, this Mortgage, and the other Transaction Documents in accordance with the terms hereof and thereof, Mortgagor, intending to be legally bound hereby, has given, granted, bargained and sold, aliened, enfeoffed, released, conveyed, confirmed, mortgaged, assigned, transferred, and set-over, and by these presents does give, grant, bargain and sell, alien, release, convey, confirm, enfeoff, mortgage, assign, transfer, and set-over unto Mortgagee, its successors and assigns forever:

               ALL Mortgagor's estate, right, title, interest, claim and demand in and with respect to the following property (hereinafter called the "MORTGAGED PROPERTY"):

               A. the Lease and the leasehold estate created by the Lease in and to the parcel of land situate in Medina County, Ohio and more particularly described in Exhibit "A" attached hereto



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and made a part hereof and all appurtenant rights thereto;

               B. all existing and future amendments, modifications, extensions and renewals of the Lease; and

               C. the privileges, appurtenances, improvements, tenements and hereditaments thereunto belonging and which may in the future attach to the leasehold estate.

               To have and to hold the same unto Mortgagee, its successors and assigns, forever.

               Mortgagor hereby warrants and covenants that it is the lawful owner of the Mortgaged Property pursuant to the Lease; that Mortgagor has good, right and lawful authority to convey and encumber the same; that the Mortgaged Property is free and clear from all liens and encumbrances, other than Permitted Encumbrances (as described in Exhibit "B" attached hereto); and that it will warrant and defend such title to the Mortgaged Property against the claims of all persons whomsoever.

               This conveyance is intended as a mortgage and is given for the purpose of securing the faithful performance of Mortgagor under the Transaction Documents and the Debt (as hereinafter defined).

               This Mortgage is executed and delivered subject to the following covenants, conditions and agreements:

               1. "DEBT", as used herein, means, collectively, (i) all Indebtedness, obligations (including the Asset Purchase Option as provided in Section 1.03 of the Shortfall Agreement and the Option as provided in the Option Agreement) and liabilities of Mortgagor and the Members to Mortgagee or any BCC Affiliate whether of principal, interest, fees, expenses, covenants, charges or otherwise, now existing or hereafter incurred under this Mortgage and the other Transaction Documents, together with any and all extensions, renewals, refinancings or refunding thereof in whole or in part, and (ii) all costs and expenses, liabilities, obligations and advances, including to the extent permitted by Law, reasonable attorneys' fees and legal expenses, incurred by Mortgagee in the collection or satisfaction of any of the Indebtedness or other obligations referred to in clause (i) above.

               2. Until payment in full of the Debt and termination of all obligations, duties and commitments under the Transaction Documents, Mortgagor shall (i) pay and discharge, when and as the same shall become due and payable, all taxes, assessments, sewer and water rents, and any and all other charges, claims and liens assessed, levied, imposed or created from time to time upon the Mortgaged Property or any part thereof, (ii) pay all ground rents reserved from the Mortgaged Property and pay and discharge all mechanics' liens which may be filed against the Mortgaged Property, (iii) pay and discharge any documentary, stamp or other tax, including interest and penalties thereon, if any, now or hereafter becoming payable hereon, (iv) provide, renew and keep in force by paying the necessary premiums and charges thereon such policies of hazard and liability insurance upon the buildings and Improvements now or hereafter erected upon the Mortgaged Property in such amounts as are required from time to time by the Lessor under the Lease. All such insurance policies shall be underwritten by companies licensed in the state where the Mortgaged Property is located to issue insurance with a rating by Best's Insurance Rating Service (or such other rating service as Mortgagee shall direct) of no less than B+, shall be endorsed with a standard mortgagee clause in favor of Mortgagee as its interest may appear, shall not be subject to contribution and shall provide (without qualification in favor of the insurer to use "best efforts" or similar language) for at least thirty (30) days




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prior written notice of modification or cancellation to Mortgagee. Mortgagor shall provide certificates evidencing compliance with the foregoing insurance requirements to Mortgagee promptly upon request.

               3. Risk of loss of, damage to or destruction of the Mortgaged Property is and shall remain upon Mortgagor. Mortgagor shall promptly give written notice to Mortgagee of damage or destruction to the Mortgaged Property. If Mortgagor fails to effect and keep in force insurance covering the Mortgaged Property as required by Mortgagee, or fails to pay the premiums thereon when due, Mortgagee may, but shall not be obligated to, do so for the account of Mortgagor and add the cost thereof to the Debt.

               4. Mortgagor shall maintain all buildings and Improvements subject to this Mortgage in good working order and condition, ordinary wear and tear excepted. Mortgagee shall have the right to enter upon the Mortgaged Property at any time for the purpose of inspecting the order, condition and repair of the buildings and Improvements erected thereon.

               5. Mortgagor, at its sole cost and expense, shall promptly comply with (i) all present and future Laws of any governmental authority exercising jurisdiction over the Mortgaged Property and (ii) all covenants and obligations of Mortgagor under the Lease.

               6. Mortgagor shall ensure, at its sole cost and expense, that the Mortgaged Property complies and continues to comply in all material respects with all applicable federal, state and local Laws with respect to the existence on, discharge from, or removal from the Mortgaged Property of solid wastes, toxic or hazardous substances, waste, contaminants or other regulated substances ("Hazardous Substances") the release, storage, disposal or transportation of which is regulated by any federal, state or local law (the "ENVIRONMENTAL LAWS"). Mortgagor shall notify Mortgagee promptly and in reasonable detail in the event that Mortgagor becomes aware of the presence of any violation of any Environmental Law with respect to the Mortgaged Property. Mortgagee shall not be liable for and Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against all losses, costs, liabilities, damages and expenses (including, without limitation, attorneys' and engineers' fees and costs incurred in the investigation, defense and settlement of claims) that Mortgagee may suffer or incur (as holder of this Mortgage, as mortgagee in possession or as successor in interest to Mortgagor as owner of the Mortgaged Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) as a result of or in connection with any Environmental Law (including the assertion that any lien existing or arising pursuant to any Environmental Law takes priority over the lien of this Mortgage) or breach of any covenant or undertaking by Mortgagor in this Mortgage. Mortgagor hereby represents and warrants to Mortgagee that, to the actual knowledge of Mortgagor after due inquiry, no Hazardous Substances are present on the Mortgaged Property. The provisions of this paragraph 6 shall survive the termination of this Mortgage, the foreclosure of this Mortgage and/or the delivery of a deed in lieu of foreclosure.

               7. Mortgagor will, from time to time, make, do, execute and acknowledge, as the situation may require, such further acts, deeds, conveyances, mortgages, security agreements, financing statements, continuation statements and other assurances as may be required for the purpose of effectuating the intent hereof and for better assuring and confirming to Mortgagee, its successors and assigns, the lien and security interest created by this Mortgage.

               8. In the event Mortgagor neglects or refuses to pay the charges mentioned at paragraph 2 of this Mortgage, or fails to maintain the buildings and Improvements as aforesaid,




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Mortgagee may, but shall not be obligated to, do so, and add to the Debt the cost thereof together with interest at the maximum lawful rate, and collect the same as a part of said Debt.

               9. Except for Permitted Encumbrances and any security interest in favor of Lessor or Mortgagee, Mortgagor covenants and agrees not to create, nor permit to accrue, upon all or any part of the Mortgaged Property, any debt, lien or charge which would be prior to, or on a parity with, or subordinate to, the lien of this Mortgage without the prior written consent of Mortgagee.

               10. In the event Mortgagee pays any prior lien on the Mortgaged Property, Mortgagee shall be subrogated to the rights of the holder of such prior lien as fully as if such lien had been assigned to Mortgagee.

               11. Mortgagor shall not lease, license, or sublease all or any part of the Mortgaged Property, nor shall Mortgagor assign, pledge, hypothocate or otherwise transfer the Lease, except in strict accordance with the Transaction Documents and the Lease Documents.

               12. This Mortgage and the indebtedness secured hereby may not be assumed, and (except as otherwise expressly provided in the Transaction Documents) Mortgagor shall not assign, sell, license, convey or otherwise transfer the Lease or any interest in the Mortgaged Property, or agree to do so. Any default under this paragraph 12 shall cause an immediate acceleration of the Debt without any demand by Mortgagee.

               13. "MORTGAGE EVENT OF DEFAULT" shall mean (i) a failure by Mortgagor to pay when due all sums Mortgagor is obligated to pay pursuant to the Notes, (ii) the Mortgagor shall breach any representation, warranty, covenant, agreement or term under this Mortgage or the other Transaction Documents, including the Lease; (iii) a breach by any Member of the covenants, agreements, representations and warranties of the Members under the Option Agreement or (iv) any other default (other than a default by the Lessor, BCC or a BCC Affiliate) shall occur under any Transaction Document.

               14. If a Mortgage Event of Default shall occur then, and in any such event, all of the Debt shall become immediately due and payable without presentment, demand or further notice, and Mortgagee shall have such rights, remedies, powers and privileges as are set forth in this Mortgage and the other Transaction Documents, or as otherwise provided by Law, including the right:

                       (i) to institute an action in mortgage foreclosure for
               the enforcement of this Mortgage and to prosecute the same to judgment, execution and sale of the Mortgaged Property, or any part or parts thereof, until collection of the entire Debt is realized, together with costs of suit and reasonable attorney's fees for collection; and Mortgagor hereby waives and releases all errors in said proceedings (including without limitation defects in service of process), waives stay of execution, the right of inquisition and extension of time of payment, agrees to condemnation of any property levied upon by virtue of any such execution, and waives all exemption from levy and sale of any property that now is or hereafter may be exempted by law; and/or

                      (ii) to immediately sell the Mortgaged Property, or any
               part or parts thereof, under power of sale, which power is hereby granted to Mortgagee to the full extent permitted by law; and/or




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                           (iii) to be appointed as receiver of the Mortgaged
               Property, to enter into possession of the Mortgaged Property, or any part or parts thereof, and to lease or operate the same and collect all rents and profits therefrom and, after deducting all costs of collection, carrying and administration expense, to apply the net rents and profits to the payment of the Debt as hereinafter provided.

               15. Mortgagee shall apply the proceeds of any foreclosure sale of, or other disposition or realization upon, or rents or profits from the Mortgaged Property to satisfy the Debt in the following order:

                      (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization;

                      (b) Second: to the payment of interest due upon the Note and any other Debt;

                      (c) Third: to the payment of the principal due upon the Note or any other Debt owed to Mortgagee; and

                      (d) Fourth: the balance (if any) of such proceeds shall be paid to the Mortgagor subject to any duty imposed by law or otherwise to the holder of any subordinate lien in the collateral known to the Mortgagee and subject to the direction of a court of competent jurisdiction.

               If any such proceeds from the Mortgaged Property, together with the proceeds of any other collateral granted to the Mortgagee by Mortgagor, shall be insufficient to pay the amounts secured hereby, Mortgagor shall be liable for the deficiency, and any surplus will be distributed as required by law.

               16. Mortgagee shall have the right upon a Mortgage Event of Default, in connection with the exercise of its remedies hereunder, to the appointment of a receiver to collect the rents, issues, income and profits of the Mortgaged Property without notice and without regard to the adequacy of the Mortgaged Property to secure the Debt.

               17. If at any time the Mortgaged Property, or any part thereof, is taken or damaged by condemnation proceedings under right of eminent domain or in any other manner, Mortgagee shall, subject to the rights of Lessor under the Lease, be entitled to receive all compensation, damages, awards, or other relief. Mortgagor shall promptly assign to Mortgagee all such proceeds to be applied on account of the Debt after deducting therefrom all expenses incurred, including reasonable attorneys' fees, and any balance thereafter to be paid to Mortgagor, and Mortgagee shall be authorized, at its option, to commence, appear in, and/or prosecute in its own name any action or proceeding or to make any reasonable compromise or settlement in connection with such taking or damage.

               18. Mortgagor will indemnify against, and on demand repay Mortgagee for, any loss, damage, expense, or attorneys' fees which may be incurred by reason of any action or proceeding affecting the Mortgaged Property or the title thereto or Mortgagee's interest under this Mortgage, to which Mortgagee is made a party (by intervention or otherwise), resulting from any breach by Mortgagor of any covenant, agreement, representation or warranty under this Mortgage or any other Transaction Document. Such indemnity obligation shall be deemed Debt secured by this Mortgage upon demand for indemnification from Mortgagee to Mortgagor. The provisions of this paragraph 18 shall survive the termination of this Mortgage, the foreclosure of this Mortgage and/or the delivery of a



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deed in lieu of foreclosure.

               19. The agreements and obligations of Mortgagor hereunder are continuing, absolute and unconditional irrespective of the genuineness, validity or enforceability of the Notes or this Mortgage or any other instrument or instruments now or hereafter evidencing the Debt or any part thereof, or of any other agreement or agreements now or hereafter entered into by Mortgagee and Mortgagor pursuant to which the Debt or any part thereof is issued, or of any other circumstance which might otherwise constitute a legal or equitable discharge of such agreements and obligations. Without limitation upon the foregoing, such obligations will not be affected by (i) any renewal, refinancing or refunding of the Debt in whole or in part, (ii) any extension of the time of payment of any note or other instrument or instruments now or hereafter evidencing the Debt or any part thereof, (iii) any amendment to or modification of the terms of the Note, this Mortgage or other instruments now or hereafter evidencing the Debt or any part thereof or of any other agreement or agreements now or hereafter entered into by Mortgagee and Mortgagor pursuant to which the Debt or any part thereof is issued or secured, (iv) any substitution, exchange or release of, or failure to preserve, perfect or protect, or other dealing in respect of, the Mortgaged Property or any other property or any security for the payment of the Debt or any part thereof, (v) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against Mortgagor, or (vi) any other matter or thing whatsoever whereby the agreements and obligations of Mortgagor hereunder would or might otherwise be released or discharged.

               20. The rights and remedies of Mortgagee as provided in this Mortgage and in the other Transaction Documents, or contained in any of them, shall be cumulative and concurrent, may be pursued separately, successively or together against Mortgagor or against the Mortgaged Property at the sole discretion of Mortgagee, and may be exercised as often as occasion thereof shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms or provisions of this Mortgage, and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor of any and all of them.

               21. Mortgagee may release, regardless of consideration, any part of the security held for the Debt without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or its priority over any subordinate lien. For payment of the Debt secured hereby Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect. All costs related to any release of the lien of this Mortgage shall be paid by Mortgagor.

               22. Mortgagor hereby waives and releases all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment, and, unless specifically required herein, all notices of Mortgagor's default or of Mortgagee's election to exercise, or Mortgagee's actual exercise of any option under this Mortgage or any Document.

               23. All notices and other communications provided for under this Mortgage or any other Transaction Documents shall be in writing and mailed or delivered, if to the Mortgagor, at its address of: c/o Hakman Capital Corp., 1350 Old Bayshore Highway, Suite 300, Burlingame, CA 94010, or, if to the Mortgagee, at its address of: 5021 Louise Drive, Suite 200, Mechanicsburg, PA




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17055, or at such other address as shall be designated by such party in a written notice to the other party from time to time. All such notices and communications shall, when mailed, be effective three days after being deposited in the mail.

               24. This Mortgage shall be governed by and construed in accordance with the laws of the State of Ohio. If any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

               25. No provision of this Mortgage may be amended, supplemented, waived or otherwise modified, except by means of a writing executed by each of the parties hereto, and then only to the extent set forth in such writing.

               26. The covenants, conditions and agreements contained in this Mortgage shall bind, and the benefits thereof shall inure to, the parties hereto and their respective successors and assigns; provided, however, that Mortgagor may not, voluntarily or by operation of law, assign this Mortgage.

               27. MORTGAGOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY FOR ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS MORTGAGE OR THE NOTE, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE MORTGAGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE MORTGAGEE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH 27 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE MORTGAGOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

               28. Mortgagor hereby covenants and agrees to execute and deliver unto Mortgagee such instruments and documents, and take such further actions, as Mortgagee may request in connection with this Mortgage and the Notes.

               29. Intentionally omitted.

               30. This instrument is intended to be an Open-End Mortgage pursuant to Ohio Rev. Code Ann. ss. 5301.23.2 (Anderson 1997) and, as such, is entitled to the benefits thereof. The parties to this instrument intend that, in addition to any other debt or obligations secured hereby, this instrument shall secure unpaid balances of advances made pursuant to the Shortfall Agreement after this instrument is left for record with the Recorder's Office of the County where the Property is located, whether such advances are made pursuant to an obligation of BCC or otherwise. The maximum principal amount of unpaid indebtedness secured by this instrument is TEN MILLION DOLLARS ($10,000,000), plus interest thereon, which indebtedness may consist of present and future loans made under the Shortfall Agreement, fees payable pursuant thereto, advances made with respect to any property for the payment of, among other things, taxes, assessments, maintenance charges, insurance premiums and the like, and costs and expenses, including but not limited to attorney's fees, incurred for the protection of the Property or the lien and security of this instrument or by reason of any default hereunder or under any other Transaction Document.

               31. Capitalized terms used but not otherwise defined in this Mortgage have the respective meanings specified in Appendix 1 hereto; the rules of interpretation and other



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provisions set forth in Appendix 1 hereto shall apply to this Mortgage.

               32. Notwithstanding any provision to the contrary contained in this Mortgage, in no event shall the actions or inactions of Mortgagor be deemed a Mortgage Event of Default hereunder if and to the extent that such actions are the responsibility of the Management Firm pursuant to the Management Agreement.

               33. This Mortgage and the rights of Mortgagee hereunder are subject in all respects to the Lease and that certain Subordination and Standstill Agreement dated of even date herewith between Mortgagee and Lessor.



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               WITNESS, intending to be legally bound hereby, the due execution hereof the day and year first above written.


WITNESS:                                           EXTENDED CARE OPERATORS OF
                                                   RAVENNA, LLC


                                                   By: /s/ Signature Illegible
-----------------------------------                   ------------------------
                                                   Title:
                                                         ---------------------
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PRINT NAME


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PRINT NAME




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       Schedule to Exhibit 10.67 filed pursuant to Instruction 2 to Item
                            601(a) of Regulation S-K

                           Open-End Leasehold Mortgage

                        Location                          Entities
                       Harrisburg, PA           BCC at Harrisburg, Inc.;
                                                Extended Care Operators of Harrisburg LLC

                       Greensboro, NC           BCC at Greensboro, Inc.;
                                                Extended Care Operators of Greensboro LLC